Exhibit 10.16

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

AMENDMENT #1 TO THE

INVESTIGATOR SPONSORED RESEARCH AGREEMENT
AMGEN PROTOCOL NO. 20119244

BY AND BETWEEN

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY FOR STANFORD UNIVERSITY, ON BEHALF OF […***…],

AND

AMGEN INC.

This Amendment #1 (this “Amendment”) to the Agreement (as defined below) is entered into as of February 27, 2017 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, CA 91320-1799 (“Amgen”) and The Board of Trustees of the Leland Stanford Junior University for Stanford University, having a location at 3000 El Camino Real, Bldg 5, Suite 300, Palo Alto, CA 94306 (“Institution”), on behalf of […***…] (“Principal Investigator”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Amgen, Institution and Principal Investigator have entered into an Investigator Sponsored Research Agreement, Amgen Protocol No. 20119244, dated June 18, 2013 (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend the Agreement, pursuant to Section 15.1 of the Agreement, in order to expand the scope of the proposed investigations to be conducted under the Agreement and to make certain other changes as described herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Scope of Work.

A.	Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.1 The initial study (the “Initial Study”) and any subsequent study under this Agreement (a “Subsequent Study” and all Subsequent Studies, together with the Initial Study, collectively, the “Study”) will be conducted under an Investigational New Drug Application (“IND”) filed with the United States Food and Drug Administration (“FDA”) by the Principal Investigator. It will be the responsibility of the Principal Investigator to maintain each IND and comply with all reporting and other obligations associated with each IND.”

Execution Copy

B.	Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.2 Protocol. The protocol for the Initial Study is identified as protocol number 20119244, and entitled “A Monoclonal antibody that depletes endogenous blood stem cells and enables chemotherapy-free transplants in SCID patients,” as amended (the “Initial Protocol”). The protocol for any Subsequent Study (a “Subsequent Protocol”) shall be approved in writing by Amgen prior to the initiation of any Subsequent Study (such approval not to be unreasonably withheld, conditioned or delayed). For purposes of this Agreement, “Protocol” shall mean, as context reasonably requires, either (a) the Initial Protocol or a Subsequent Protocol, as applicable to the Initial Study or a Subsequent Study, or (b) collectively, the Initial Protocol and every Subsequent Protocol. The Initial Protocol will guide the performance of the Initial Study, and the applicable Subsequent Protocol will guide the performance of any Subsequent Study.”

2. Performance Period. In the first sentence of Section 2, (a) each instance of the word “Study” is hereby deleted and replaced with the words “Initial Study” and (b) each instance of the word “Protocol” is hereby deleted and replaced with the words “Initial Protocol”.

3. Final Report. The second sentence of Section 3.2 is hereby deleted in its entirety and replaced with the following: “A final draft of the manuscript resulting from the Initial Study or any Subsequent Study, as applicable, will serve as a final report to be provided to Amgen for such study; however, in the event a manuscript is not forthcoming for the Initial Study or any Subsequent Study, a final report will be submitted to Amgen for such study, including a summary of study accrual, results of all data analysis and final conclusions.”

4. Option. Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5.2 Amgen shall have the unrestricted right to freely utilize all such Data in whatever manner it desires. All Data shall be the property of Institution. Institution hereby grants Amgen an exclusive option to take an exclusive, worldwide license under the Data and other intellectual property rights of Institution as set forth in more detail in Schedule C, with the right to sublicense, to develop, make, have made, use, offer for sale, sell, import and otherwise exploit Study Drug (and derivatives and modifications thereof) (“Option”).

Amgen’s right to exercise its Option will extend until the date (the “Option Expiration Date”) that is three (3) months after the date that (a) neither Institution nor Principal Investigator is conducting, or has any plans to conduct, the Initial Study or any Subsequent Study, (b) the final report for the Initial Study and every Subsequent Study, in each case, as contemplated in Section 3.2, have been provided to Amgen, and (c) Institution provides written notice to Amgen confirming that the statements set forth in clauses (a) and (b) above are true. For the avoidance of doubt, if, following the delivery of the notice described in clause (c) of the preceding sentence (whether or not the Option has already expired), any of the statements in clauses (a) or (b) of the preceding sentence become untrue, then Institution shall promptly notify Amgen thereof and the Option shall continue to survive (and, if applicable, shall be reinstated and continue to survive) in accordance with the terms hereof.

Amgen ref. no. […***…]	2

Execution Copy

If Amgen does not exercise its Option or fails to provide written notice of execution of its Option to Institution prior to the Option Expiration Date, Amgen will grant Institution a license based on the terms as outlined in Schedule C. In the event Amgen exercises its Option, Institution will grant Amgen a license based on the terms as outlined in Schedule C.

In the event Amgen exercises its Option at a time when the Initial Study or any Subsequent Study is ongoing, then the parties hereto shall discuss in good faith and cooperate to develop a plan for the transition of the Program (as defined in Schedule C, Subject Matter) from Institution to Amgen; provided however that Institution shall be entitled to complete any Initial Study or Subsequent Study ongoing at the time the Option is executed; provided further, however, that Institution and the Principal Investigator shall consider in good faith any comments or suggestions relating to such ongoing study from Amgen.”

5. Schedule C.

A.	The first sentence of the provision in Schedule C of the Agreement next to the title “Subject Matter” is hereby deleted in its entirety and replaced with the following sentence: “The parties would enter into a definitive agreement (“the Agreement”) which would provide for an exclusive option (“the Option”) for Amgen to license on an exclusive basis Stanford’s program related to the use of AMG 191 for the purpose of depleting endogenous blood stem cells in patients for whom hematopoietic cell transplantation is indicated (“the Program”).”

B.	The provision in Schedule C of the Agreement next to the title “Field” is hereby deleted in its entirety and replaced with the following: “The use of AMG 191 for the purpose of depleting endogenous blood stem cells in patients for whom hematopoietic cell transplantation is indicated.”

C.	The following row in Schedule C under the title “Milestone Payments”:

“First […***…] in a Phase 3 Clinical Trial	$[…***…]”

is hereby deleted in its entirety and replaced with the following:

“First […***…] in a Phase 3 Clinical Trial for […***…]	$[…***…]
First […***…] in a Phase 3 Clinical Trial for […***…]	$[…***…]
First […***…] in a Phase 3 Clinical Trial for […***…]	$[…***…].”

The “$[…***…]” next to the term “TOTAL” under the title “Milestone Payments” in Schedule C is hereby deleted in its entirety and replaced with “$9M.”

6. Full Force and Effect. Except as expressly set forth in this Amendment, the Agreement remains in full force and effect.

7. Miscellaneous. This Amendment, and the Agreement as modified hereby, contains all of the terms agreed to by the parties hereto regarding the subject matter hereof and thereof and supersedes any prior oral or written agreements, understandings or arrangements between the parties hereto as to the subject matter hereof and thereof. This Amendment may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by the parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party may execute this Amendment by facsimile transmission or in PDF format sent by electronic mail. Facsimile or PDF signatures of authorized signatories of the parties hereto will be deemed to be original signatures, will be valid and binding upon the parties hereto and, upon delivery, will constitute due execution of this Amendment. This Amendment shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California without giving effect to any choice or conflict of laws provision.

[signature page follows]

Amgen ref. no. […***…]	3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the day and year first above written.

AMGEN INC.

LEGAL DEPT	/s/ Sean Harper
EMM	Name:	Sean E. Harper
/s/ EMM	Title:	EVP Research & Development

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

/s/ Stefani Shek
	Name:	Stefani Shek
	Title:	Associate Director
Industrial Contracts Office

/s/ Judith Shizuru
Judith Shizuru

SIGNATURE PAGE TO
AMENDMENT #1 TO THE INVESTIGATOR SPONSORED RESEARCH AGREEMENT
AMGEN PROTOCOL NO. 20119244